                                                                   EXHIBIT 10.5

                      INDUSTRIAL REAL ESTATE LEASE
                      (MULTI-TENANT FACILITY)
                      CB COMMERCIAL REAL ESTATE GROUP, INC.
                      BROKERAGE AND MANAGEMENT
[CB COMMERCIAL LOGO]  LICENSED REAL ESTATE BROKER

ARTICLE ONE: BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

     Section 1.01. DATE OF LEASE:  February 4, 1997

     Section 1.02. LANDLORD (INCLUDE LEGAL ENTITY):  Allred Phoenix Properties,
                                                     LLC, a Delaware limited
                                                     liability company

Address of Landlord:  1660 Hotel Circle North, #200
                      San Diego, California 92108

     Section 1.03. TENANT (INCLUDE LEGAL ENTITY):  Bowmar Instrument Corp., an
                                                   Indiana corporation

Address of Tenant:  4246 East Wood
                    Phoenix, Arizona 85040

     Section 1.04. PROPERTY: The Property is part of Landlord's multi-tenant real property development known as Allred Center Southbank and described or depicted in Exhibit "A" (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is (include street address, approximate square footage and description) 3601 East University
                                                      Drive, Phoenix, Arizona
                                                      Approximately 43,129
                                                      square feet

     Section 1.05. LEASE TERM: Ten (10) years zero (0) months BEGINNING ON August 1, 1997 or such other date as is specified in this Lease, and ENDING ON July 31, 2007

     Section 1.06. PERMITTED USES: (See Article Five) Administrative office, design, development, manufacturing and sales and related uses, provided such uses comply with all applicable zoning restrictions and the existing restrictions of record against the Property.

     Section 1.07. TENANT'S GUARANTOR: (If none, so state) None

     Section 1.08. BROKERS: (See Article Fourteen) (If none, so state)

Landlord's Broker: CB Commercial
Tenant's Broker: CB Commercial

     Section 1.09. COMMISSION PAYABLE TO LANDLORD'S BROKER: (See Article Fourteen) $ By separate agreement

     Section 1.10. INITIAL SECURITY DEPOSIT: (See Section 3.03) $  32,778

     Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: (See Section 4.05) See Addendum

     Section 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:

     (a) BASE RENT: Thirty-two Thousand Seven Hundred Seventy-eight --- Dollars ($32,778*) per month for the first 24 months, as provided in Section 3.01, and shall be increased on the first day of the 25th month(s) after the Commencement Date, at 5% increase every 24 months over the preceding Base Rent amount. (If
(ii) is completed, then (i) and Section 3.02 are inapplicable.)

     (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02);
(ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04);
(iv) Tenant's Initial Pro Rata Share of Common Area Expenses 34.3% (See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six).

     Section 1.13 LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE: (See
Section 9.05)          percent (50%) of the Profit (the "Landlord Share").

     Section 1.14. RIDERS: The following Riders are attached to and made a part of this Lease: (If none, so state) Exhibits A, B and C and Addendum

*Plus applicable transaction privilege taxes.

(C) 1988 Southern California Chapter         1         Initials /s/ JGW
         of the Society of Industrial    [SIOR LOGO]
         and Office Realtors(R), Inc.

                            (Multi-Tenant Net Form)

ARTICLE TWO: LEASE TERM

     Section 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

     Section 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Commencement Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Property to Tenant within sixty (60) days after the Commencement Date, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty
(60)-day period ends. If Tenant gives such notice, the Lease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other. If Tenant does not give such notice, Tenant's right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

     Section 2.03. EARLY OCCUPANCY. If Tenant occupies the Property prior to the Commencement Date, Tenant's occupancy of the Property shall be subject to all of the provisions of this Lease. Early occupancy of the Property shall not advance the expiration date of this Lease. Tenant shall pay Base Rent and all other charges specified in this Lease for the early occupancy period.

     Section 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

     Section 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

     Section 3.03. SECURITY DEPOSIT; INCREASES.

     (a) Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

     (b) Each Time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

(C) 1988 Southern California Chapter         2         Initials /s/ JGW
         of the Society of Industrial   [SIOR LOGO]
         and Office Realtors(R), Inc.

                            (Multi-Tenant Net Form)

     Section 3.04. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the lease.

ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02. PROPERTY TAXES.

     (a) REAL PROPERTY TAXES. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10)-day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

     (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     (c) PERSONAL PROPERTY TAXES.

         (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

         (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

     Section 4.04. INSURANCE POLICIES.

     (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisers and other relevant factors. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

     (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall be liable for the payment of any deductible amount under Landlord's or Tenant's insurance policies maintained pursuant to this Section 4.04, in an amount not to exceed Ten Thousand Dollars ($10,000). Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

     (c) PAYMENT OF PREMIUMS. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies




(c)1988 Southern California Chapter               3               Initials JGW
        of the Society of Industrial                                      _____
        and Office Realtors, Inc.            [SIOR LOGO]

                                        (Multi-Tenant Net Form)
maintained by Landlord which cover improvements on the entire Project, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for determining Tenant's share of Common Area costs. If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall delivery to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such Policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

     (d) GENERAL INSURANCE PROVISIONS.

         (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage.

         (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

         (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

         (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.05.  COMMON AREAS; USE, MAINTENANCE AND COSTS.

         (a) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Property.

         (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

         (c) SPECIFIC PROVISION RE: VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in
Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than the number set forth in Section
1.11 of this Lease, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

         (d) MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenant's signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance



(c)1988 Southern California Chapter               4               Initials JGW
        of the Society of Industrial                                      _____
        and Office Realtors, Inc.            [SIOR LOGO]

                                        (Multi-Tenant Net Form)
of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas.

     (e) TENANT'S SHARE AND PAYMENT. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant's initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period.

     Section 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

     Section 4.07. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.08. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12)-month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE: USE OF PROPERTY

     Section 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

     Section 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

     Section 5.04. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 5.05. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or

(C)1988 Southern California Chapter
        of the Society of Industrial         5
        and Office Realtors, Inc.     [SIOR LOGO]              Initials    JGW

                            (Multi-Tenant Net Form)
permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

     Section 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property.

     Section 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. EXISTING CONDITIONS. Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

     Section 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from; (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

     Section 6.03. LANDLORD'S OBLIGATIONS.

     (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair; the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

     (b) Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section
4.05 of the Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Property in good order, condition and repair.

     Section 6.04. TENANT'S OBLIGATIONS.

     (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation). Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under
Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

     (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.


(C)1988 Southern California Chapter
        of the Society of Industrial         6
        and Office Realtors, Inc.     [SIOR LOGO]              Initials    JGW

                            (Multi-Tenant Net Form)

     Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

     (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

     Section 7.01. PARTIAL DAMAGE TO PROPERTY.

     (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

     (b) If the insurance proceeds received by Landlord or not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord the "deductible amount" (if any) under Landlord's insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

     (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant's notice to Landlord of the occurrence of the damage.

     Section 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

     Section 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. However, the reduction shall not exceed the sum of one year's payment of Base Rent, insurance premiums and real property taxes. Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.



                                       7



(c)1988 Southern California Chapter                              Initials JGW
        of the Society of Industrial                                      _____
        and Office Realtors, Inc.            [SIOR LOGO]

                                        (Multi-Tenant Net Form)

     Section 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

     If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

     Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord has the right to grant or withhold its consent as provided in Section 9.05 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent. If Tenant is a corporation, any change in the ownership of a controlling interest of the voting stock of the corporation shall require Landlord's consent.

     Section 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

     Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

     Section 9.05. LANDLORD'S CONSENT.

     (a) Tenant's request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property, (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

     (b) If Tenant assigns or subleases, the following shall apply:

          (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the


                                       8


(c)1988 Southern California Chapter                              Initials JGW
        of the Society of Industrial                                      _____
        and Office Realtors, Inc.            [SIOR LOGO]

                                        (Multi-Tenant Net Form)
     case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

     (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

     Section 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

     Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02. DEFAULTS. Tenant shall be in material default under this
Lease:

     (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

     (b) If Tenant fails to pay rent or any other charge when due;

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d)(i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

     (e) If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant's obligations under the Lease. Unless otherwise expressly provided, no guaranty of the Lease is revocable.

     Section 10.03 REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of
(i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

     (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     Section 10.04. REPAYMENT OF "FREE" RENT. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall

(C)1988 Southern California Chapter
        of the Society of Industrial         9
        and Office Realtors, Inc.     [SIOR LOGO]              Initials    JGW

                            (Multi-Tenant Net Form)
be credited with having paid all of the Abated Rent on the expiration of the Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

     Section 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

     Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

     Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.04. ESTOPPEL CERTIFICATES.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b) If Tenant does not deliver such statement to Landlord within such ten
(10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS

     Section 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgement entered. Such costs shall include legal fees and costs incurred for the negotiation of a


(C)1988 Southern California Chapter
        of the Society of Industrial         10
        and Office Realtors, Inc.     [SIOR LOGO]              Initials    JGW

                            (Multi-Tenant Net Form)
settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

     Section 12.02. LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

     Section 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02 LANDLORD'S LIABILITY; CERTAIN DUTIES.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

     (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

     Section 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in
Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

     Section 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

     13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general

1988 Southern California Chapter
     of the Society of Industrial         11
     and Office Realtors, Inc.     [SIOR LOGO]              Initials    JGW

                            (Multi-Tenant Net Form)
partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS

     Section 14.01. BROKER'S FEE. When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord's Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord's Broker, or the sum stated in
Section 1.09 above for services rendered to Landlord by Landlord's Broker in this transaction. Landlord shall pay Landlord's Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord's Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property. Such commission shall be the amount set forth in Landlord's Broker's commission schedule in effect as of the execution of this Lease. If a Tenant's Broker is named in Section 1.08 above, Landlord's Broker shall pay an appropriate portion of its commission to Tenant's Broker if so provided in any agreement between Landlord's Broker and Tenant's Broker. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord's Broker.

     Section 14.02. PROTECTION OF BROKERS. If Landlord sells the Property, or assigns Landlord's interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord's Broker thereafter required of Landlord under this Article Fourteen. Landlord's Broker shall have the right to bring a legal action to enforce or declare rights under this provision. The prevailing party in such action shall be entitled to reasonable attorneys' fees to be paid by the losing party. Such attorneys' fees shall be fixed by the court in such action. This Paragraph is included in this Lease for the benefit of Landlord's Broker.

     Section 14.03. AGENCY DISCLOSURE; NO OTHER BROKERS. Landlord and Tenant each warrant that they have dealt with no other real estate broker(s) in connection with this transaction except: CB COMMERCIAL REAL ESTATE GROUP, INC.,
who represents    Landlord
---------------------------------------------------------------
-----------------------------------------------------------------------------,
and      CB Commercial                                                    , who
--------------------------------------------------------------------------
represents         Tenant
--------------------------------------------------------------------
------------------------------------------------------------------------------.

     In the event that CB COMMERCIAL REAL ESTATE GROUP, INC. represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

ARTICLE FIFTEEN: COMPLIANCE

     The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

     ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

ARTICLE SIXTEEN: OPTIONS TO RENEW

     Provided Tenant is not in default of the Lease, Tenant will have the option of renewing the Lease, for all space then under lease by Tenant in the building, for two (2) additional terms of five (5) years each, upon first giving Landlord at least twelve (12) months' prior written notice of its exercise of such options.

ARTICLE SEVENTEEN: LEASE RENEWAL TENANT IMPROVEMENT ALLOWANCE

     Tenant shall receive a lease renewal tenant improvement allowance in the amount of $2.00 per square foot.

1988 Southern California Chapter
     of the Society of Industrial         12
     and Office Realtors, Inc.     [SIOR LOGO]              Initials    JGW

                            (Multi-Tenant Net Form)

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.

                                                   "LANDLORD"

Signed on               , 19           Allred Phoenix Properties, LLC,
         ---------------    --         ----------------------------------------
at                                     a Delaware limited liability company
  ----------------------------.        ----------------------------------------

                                       By:  Douglas Allred Investment Company,
                                            a California corporation
                                           ------------------------------------

                                       Its: Managing Member
                                           ------------------------------------

                                       By: David F. Allred
                                           ------------------------------------

                                       Its: Vice President
                                           ------------------------------------


                                                      "TENANT"

Signed on February 6, 1997             Bowmar Instrument Corporation,
         -----------    --             ----------------------------------------

at Phoenix, Arizona                    an Arizona corporation
  ------------------------.            ----------------------------------------

                                       By: /s/ Joseph G. Wanew Jr.
                                          -------------------------------------

                                       Its: Vice President
                                           ------------------------------------

                                       By:
                                          -------------------------------------

                                       Its:
                                           ------------------------------------


     IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH
A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

     THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.







                                       13
(c) 1988 Southern California Chapter                   Initials /s/ JGW
         of the Society of Industrial  [SIOR LOGO]             ----------------
         and Office Realtors(R), Inc.                          -----------------

                            (Multi-Tenant Net Form)

ALLRED CENTER SOUTHBANK I               A NEW INDUSTRIAL BACK OFFICE DEVELOPMENT
                                                      3601 EAST UNIVERSITY DRIVE

[MAP OF BUILDING "A" LOCATION]

[MAP OF SITE LOCATION]

Site plan not drawn to scale

Site Features:

- Situated in Southbank Business Park
- Minutes to Sky Harbor International Airport
- Direct access to Interstate 10
- Hotel and restaurants nearby
- Excellent quality labor base
- Fiber optics available to site
- Three freeway interchanges within a one mile radius
- Liquid nitrogen available

[CB COMMERCIAL LOGO]

2346 North Central Avenue
Phoenix, Arizona 85004
(602) 262-5555  FAX (602) 262-5655
http:www.cbcommercial.com


                                   EXHIBIT A

                                  ADDENDUM TO
                          INDUSTRIAL REAL ESTATE LEASE

     This Addendum To Industrial Real Estate Lease ("Addendum") shall be deemed a part of that certain Industrial Real Estate Lease with Exhibits "A" and "B" dated of even date hereof ("Lease"), by and between ALLRED PHOENIX PROPERTIES, L.L.C., a Delaware limited liability company, as "Landlord" and BOWMAR INSTRUMENT CORP., an Indiana corporation, as "Tenant". To the extent there is any inconsistency between the terms and provisions hereof and the Lease, the terms and provisions hereof shall control. The references to numbered Sections herein refer to the Sections as numbered in the Lease.

                                   AGREEMENT

     NOW, THEREFORE, for valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. SECTION 1.11 PARKING. Section 1.11 relative to parking shall be 169 total spaces, which includes one hundred thirty-five (135) designated parking spaces, said designated parking spaces to be located in the areas highlighted and depicted on Exhibit "C" attached to the Lease. The designated parking spaces shall be marked "Reserved -- Bowmar". The remaining thirty-four (34) spaces to be available for Tenant's use shall be non-reserved and non-designated. In addition, Landlord shall mark ten (10) parking spaces as "Visitor", said spaces to be located where indicated on attached Exhibit "C". The ten (10) Visitor spaces shall be for the general use of all tenants at the Project.

     2. SECTION 1.12 RENT AND OTHER CHARGES PAYABLE BY TENANT: This Section is amended to provide that the Base Rent shall increase five percent (5%) above the prior Base Rent amount every twenty-four (24) months with the first increase effective on the twenty-fifth (25th) month after the Commencement Date; the increase shall not be based upon the Index as provided in Section 3.02.

     3. SECTION 2.02 DELAY IN COMMENCEMENT. This Section is amended to provide that Landlord shall be liable to Tenant to the extent Landlord fails to substantially complete the work to be performed by Landlord under the Work Letter Agreement attached as Exhibit "B" to the Lease, on or before the Commencement Date (as extended by the number of Tenant delay days as provided in the Work Letter Agreement). Landlord's liability in addition to delay in the Commencement Date, shall be a credit equal one-thirtieth (1/30th) of the Base Monthly Rent for each day of Landlord's delay beyond the Commencement Date (as extended by the number of Tenant delay days), said amount to be applied against the next monthly rental payment under the Lease after the Commencement Date. The foregoing amount shall be deemed a liquidated damage amount, which Tenant hereby agrees is a fair and reasonable estimate of the damages Tenant may suffer from said delay.

     4. SECTION 3.03 SECURITY DEPOSIT; INCREASES. Section 3.03 is amended to require Landlord to hold the Security Deposit in one separate account at a financial institution wherein the account shall be insured by the Federal Deposit Insurance Corporation, with all interest that accrues to be held as additional Security Deposit in accordance with the Lease. Tenant shall provide Landlord with Tenant's Federal Tax Identification Number and shall sign such documents as reasonably requested by Landlord and the financial institution holding the Security Deposit, to cause all interest accrual to be reported as earned by Tenant. No additional Security Deposit shall be required as the Base Rent increases.

     5. SECTION 4.02 REAL PROPERTY TAXES. Section 4.02 shall be amended to provide that Tenant shall pay only its pro rata share of the Real Property Taxes on the Property. "Pro rata share" (or "pro rata share") as used in the Lease and this

Addendum currently means thirty-four and 30/100 percent (34.30%), calculated by dividing the 127,757 rentable square footage of the two (2) Buildings in the Project (denominator) into the 43,129 rentable square footage of the Property being leased by Tenant. Notwithstanding the foregoing, Tenant shall be obligated to pay all Real Property Taxes on the Property attributable to any and all Tenant improvements of any kind or nature placed in or on the Property by Tenant. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the Real Property Tax payable by Tenant, including the Real Property Tax for said Tenant improvements, based upon the Assessor's work sheets or other reasonable available information. Landlord's written statement of Tenant's share of said taxes shall be accompanied by reasonable evidence of the manner in which Landlord calculated Tenant's share, including copies of all tax bills affecting the Property (to be provided promptly following Landlord's receipt of said tax billings). Section 4.02(c) pertaining to joint assessment for real property taxes, shall be deleted.

     Landlord shall file protests or otherwise object to real property tax assessments, from time to time when requested by Tenant, provided Tenant places such request in writing to Landlord a minimum of thirty (30) days prior to the date the filing of a non-judicial protest is due at the Maricopa County Assessor's office. All reasonable fees associated with such protest shall be paid by Tenant, in advance, to the extent Landlord believes such request is unreasonable. The reasonable costs and expenses of the protest shall be deemed a part of the Common Area costs under the Lease to the extent a net savings results from the protest. If Tenant is required to pay any costs in advance to the Landlord for a protest, to the extent the protest is successful and results in a net savings (net of the cost of the protest) the Tenant shall be reimbursed for all but its Pro Rata Share of such costs.

     6. SECTION 4.04 LIABILITY INSURANCE. Section 4.04 shall be deleted and the following is inserted:

          a. During the Lease Term, Tenant will maintain Comprehensive General Liability Insurance coverage including premises, operations, products, completed operations, and contractual liability coverages in an initial amount no less than $1,000,000 per occurrence, $1,000,000 personal injury and advertising injury, $1,000,000 Products and Completed Operations Aggregate and $1,000,000 General Aggregate. The initial amount of such insurance shall be subject to reasonable periodic increases based upon inflation, increased liability awards, recommendation of Landlord's professional insurance advisors and other relevant factors. Coverage shall:

               (i) Include a provision that the policy is primary and non-contributory;

               (ii) Name Landlord as an "additional insured".

               The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this lease. Landlord may also obtain Comprehensive General Liability insurance in an amount and coverage determined by Landlord. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

     7. SECTION 4.05(d) MAINTENANCE OF COMMON AREAS. This Section is amended to provide that Common Area costs shall exclude the following:

          a.   All reserves for roof replacement;

          b. Capital expenditures required to be capitalized for federal income tax purposes shall be amortized over the reasonable life of the improvements, with only the amortized portion to be allocated annually to Common Area costs.

     8. SECTION 4.05(e) TENANT'S SHARE AND PAYMENT. Tenant's pro rata share of 34.30% is calculated by dividing the 125,757 rentable square footage of the two (2) Buildings in the Project (denominator) into the 43,129 rentable square footage being leased by Tenant. The pro rata share shall remain fixed for the Lease Term, as may be extended under Tenant's option to extend the Term of the Lease, but subject to re-calculation in accordance with Paragraph 24 below.

     9. SECTION 4.06 LATE CHARGES. This Section shall be amended to provide that the ten percent (10%) late charge amount shall be decreased to five percent (5%).

     10.  SECTION 4.08 IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES.
Section 4.08 is amended to provide that no impound for insurance premiums and real property taxes shall occur unless required or requested by a lender to whom Landlord has granted a security interest in the Property. Landlord may, at Landlord's election, estimate in advance and charge Tenant all real property taxes and insurance premiums payable by Tenant under this Lease with adjustment following year end, in accordance with the provisions of Section 4.05(e).

     11. SECTION 5.03 HAZARDOUS MATERIALS. Landlord hereby acknowledges that Tenant may use certain Hazardous Substances and Hazardous Materials, provided that Tenant i) shall use such substances and materials only in full compliance with all requirements of all applicable laws, regulations, statutes, ordinances, rules and other requirements of all applicable government authorities; ii) pays all increases in insurance premiums, if any, resulting from Tenant's use of such substances; iii) immediately provides copies of all reports which it provides to government entities regulating Hazardous Substances, all permits, variances and consents received from any government entities, and all notices, communications, reports, disclosures and other written communications relating in any manner to any actual, alleged or probable violation of Hazardous Materials laws.

     12. SECTION 5.04 SIGNS AND AUCTIONS. Tenant shall have the right to have a sign on the Building provided it obtains appropriate permits, fully complies with the rules and regulations of the City of Phoenix, and fully complies with the Southbank sign guidelines. Tenant shall install and maintain such sign at Tenant's sole cost and expense. The design and location of the sign shall be subject to prior written approval by Landlord, not to be reasonably withheld.

     13. SECTION 5.05 INDEMNITY. This Section shall be amended by adding the following:

     Landlord shall indemnify Tenant against and hold Tenant harmless from:
     (a) Landlord's use of the Project; (b) any and all costs, claims or liability arising from Landlord's failure to perform maintenance and repair of the Building and Common Area as required under this Lease, including any contamination of the Property from the presence or use of Hazardous Material caused or knowingly permitted by Landlord; (c) any breach or default in the performance of Landlord's obligations under this Lease; (d) any material misrepresentation or material breach of warranty by Landlord under this Lease; or (e) other acts or omissions by Landlord under this Lease. Landlord shall defend Tenant against any such cost, claim or liability at Landlord's expense with counsel reasonably acceptable to Tenant. The foregoing provisions of this entire paragraph shall relate solely to claims arising out of Landlord's negligence or willful misconduct. As used in this Section, "Landlord" shall include Landlord's employees, agents, invitees and contractors, if applicable, while acting within the scope of their respective agency. In addition, Landlord shall indemnify Tenant against and hold Tenant harmless from any and all reasonable costs of Tenant relating to claims wrongfully made against Tenant that result from the action or inaction of other tenants at the Project and not from events caused or allowed to happen by Tenant. Landlord shall defend Tenant against such matters at Landlord's expense with counsel reasonably acceptable by Tenant.

     14. SECTION 6.04 TENANT'S OBLIGATIONS. This Section is amended in subsection (a) to delete the reference to "structural" as it pertains to Tenant's improvements to be kept in good repair by Tenant. Further, Tenant's obligation to maintain the Property in a "first class" condition is deleted. Tenant shall be obligated to maintain the Property in the same condition that exists upon the Commencement Date, normal wear and tear excepted. Further, Landlord shall have no obligation to maintain any improvement or alteration about this Property constructed by or under the direction of Tenant, including, but not limited to the improvements being constructed pursuant to the Work Letter. Upon completion of the improvements under the Work Letter, Landlord shall assign to Tenant all warranties, guarantees and contractual rights Landlord may have in connection with said improvements, without warranty from Landlord.

     15. SECTION 6.05 ALTERATIONS. This Section is amended to provide that the $10,000 amount specified in the second line of subpart (a) shall be deleted with the sum of $50,000 per occurrence inserted therein. Tenant shall have no right to make any exterior changes to the Building (except for signage as provided under Section 5.04 of the Lease) without Landlord's prior written consent. Further, Tenant shall have no authority to make any interior structural changes to load-bearing walls, to ceiling and roof joists, supports and related structural components, or to the foundation and concrete flooring (except for attaching equipment with bolts and similar fasteners), in any dollar amount without Landlord's prior written consent. Tenant shall be entitled to make other interior, non-load bearing structural changes to the interior up to $50,000 per occurrence. Tenant shall supply Landlord with all plans and specifications for the improvements where Landlord's prior approval is not required following completion of said improvements. Notwithstanding the foregoing, upon any assignment or sublease of all or any part of the Property, said assignee or subtenant shall obtain the prior written consent of Landlord for all changes to the Property that aggregate more than $10,000 for any calendar year. The prior notice required pursuant to Section 6.05(b) of the Lease is hereby deleted.

     16.  SECTION 7.01 PARTIAL DAMAGE. This Section is amended under subpart
(a) to require Landlord to repair the damage as soon as reasonably possible but no later than 120 days after receiving written demand for such repairs from Tenant.

     Subpart (b) pertaining to Tenant's obligation to pay the deductible amount (if any) under the Landlord's insurance is limited to repairs caused by the gross negligence or willful misconduct of Tenant. If Landlord elects to repair the damage, such repair shall occur as soon as reasonably possible but not later than 120 days after receiving written demand for such repairs from Tenant. Tenant shall be entitled to undertake the repairs in accordance with the Lease, provided Tenant supplies Landlord with a figure representing the total expected cost to undertake such repairs and Landlord approves such cost figure, such approval not to be unreasonably withheld. Tenant shall be entitled to a credit against accruing rent for the reasonable costs and expenses of the repairs not covered by insurance, but shall not be entitled to an administrative or oversee charge for undertaking such repairs. All repairs undertaken by Tenant shall be completed as soon as reasonably possible but no later than 120 days after Landlord notifies Tenant that Landlord has elected to not undertake such repairs.

     Subpart (c) is amended to provide that if Landlord elects to terminate the Lease, Tenant shall have ten (10) days thereafter within which to exercise any options to extend the Lease Term, and Landlord's election to terminate shall thereupon become null and void as to said partial destruction and resulting election to terminate.

     17. SECTION 7.02 SUBSTANTIAL OR TOTAL DESTRUCTION. Section 7.02 is amended to provide that upon substantial or total destruction of the Property, Landlord shall have the obligation to rebuild the Property if (a) such rebuilding can be reasonably completed within a six month period, and (b) the insurance proceeds made available are sufficient to pay for the rebuilding. In the event the Property cannot be reasonably rebuilt within six months, Tenant shall have the right to terminate the Lease. Tenant shall be responsible for the difference between the actual cost of rebuilding and the insurance proceeds received by Landlord only if the destruction was caused by the gross negligence or willful misconduct of Tenant.

     18. SECTION 9.06 NO MERGER. Section 9.06 is amended to provide that Landlord shall not terminate any subtenancies for subtenants that received written approval and provided said subtenants fully and timely perform their obligations under their respective subleases.

     19. ARTICLE TEN DEFAULTS; REMEDIES. Article Ten is amended to provide that upon Landlord's default of a material item under the Lease, following such notice(s), if any, required under the Lease, Tenant shall be entitled to all rights and remedies available at law and at equity, including the right to specific performance. Notwithstanding, the foregoing rights specifically exclude the right to collect any special or consequential damages of any nature, relating to Landlord's default, unless such damage is specifically provided for in the Lease or this Addendum. Further, to the extent a material, non-monetary, uncured breach by Landlord causes a condition that substantially prevents Tenant from operating its business and using the Property for its permitted ongoing uses, Tenant, in addition to all other rights and remedies available to Tenant under this Lease, shall be entitled to terminate the Lease following sixty (60) days advance written notice of Tenant's election to so terminate wherein Tenant states in detail the breach or alleged breach by Landlord. During said notice period, Landlord shall be entitled to cure said default, and Tenant's right to terminate the Lease based upon said default(s) shall be held in abeyance and extended provided Landlord reasonably and diligently proceeds to cure the default.

     If the Property is at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due hereunder are assigned in connection with such mortgage or deed of trust and Tenant is given written notice thereof, including the mailing address of Landlord's mortgagee, Tenant agrees that it will, concurrently with the giving of any notice of default to Landlord, mail a duplicate of such notice to Landlord's mortgagee. Tenant further agrees that it will not exercise its right to terminate this Lease because of Landlord's default without first giving Landlord's mortgagee additional written notice of Tenant's intention to so terminate and affording Landlord's mortgagee a reasonable period after the mailing of such notice to cure said default on behalf of the Landlord.

     20. SECTION 10.03 REMEDIES. Section 10.03 is amended to provide that Landlord shall not be entitled to collect any special or consequential damages from Tenant relating to Tenant's default, except as may reasonably be foreseeable as a result of a breach by Tenant of the terms, provisions and requirements under the Lease related to Tenant's obligation to not make structural changes without Landlord's consent, or as may be related to Tenant's obligation to fully comply with all environmental laws, rules and regulations.

     21. SECTION 11.01 CONSENT TO LEASEHOLD MORTGAGE. Tenant, or its successors or assigns shall have the right, without Landlord's further consent, to hypothecate its leasehold estate in the Property, from time to time, as security for any loan made by any "Leasehold Mortgagee" to Tenant, upon such terms and conditions as are acceptable to Tenant. For purposes of this Lease, the term "Leasehold Mortgagee" shall refer to any institution which is (a) not affiliated with Tenant; and (b) makes commercial or real estate loans in the ordinary course of its business (including any assignee or transferee of said loan that meets the forgoing qualifications), which makes a loan to Tenant secured by a first lien on Tenant's leasehold estate in the Property.

     Landlord shall send copies of all notices from Landlord to Tenant (or its successors in interest under the Lease) to any pertinent approved Leasehold Mortgagee. Landlord shall have no obligation to provide to a Leasehold Mortgagee a copy of any notices from Landlord to Tenant unless, prior to Landlord giving such notice, Landlord has received written notice of the name and address of the approved Leasehold Mortgagee.

     22.  LEASEHOLD MORTGAGEE'S RIGHTS.

          a. The Lease shall not terminate or be terminated by Landlord if, within thirty (30) days after the later of service of notice of default on Leasehold Mortgagee or the end of such time period as Tenant may have under the Lease to cure such default, Leasehold Mortgagee shall, at Leasehold Mortgagee's option, either:

               (i) Cure such default if such default can be cured by the payment or expenditure of money or by performance by Leasehold Mortgagee, which performance Landlord will accept as though performed by Tenant and thereafter maintain all obligations of Tenant, including but not limited to timely payment of all amounts as they become due. Landlord will allow Leasehold Mortgagee to enter the Property and to take all such actions as may be necessary to cure such default; or

               (ii) If such default cannot be cured within such thirty (30) day period, either (A) immediately assume the Lease in full and commence all actions necessary to cure such default, and prosecute same to completion within sixty (60) days thereafter, or (B) assume the Lease in full and cause the prompt initiation of foreclosure or other appropriate proceedings, whether by power of sale or otherwise, so long as Leasehold Mortgagee shall thereafter prosecute such proceedings diligently to conclusion and perform and comply with all other covenants and conditions of the Lease requiring the payment or expenditure of money by Tenant until the leasehold estate shall be released or reconveyed from the effect of the Leasehold Mortgage or until it shall be transferred or assigned pursuant to or in lieu of foreclosure by power of sale or otherwise; provided, however that if Leasehold Mortgagee is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction of any bankruptcy or insolvency proceeding involving Tenant from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof the time periods specified in this subparagraph (ii) above for commencing or prosecuting and completing such foreclosure or other proceedings shall be extended for the period of such prohibition.

          b. If Leasehold Mortgage elects either of the above-mentioned options, upon Leasehold Mortgagee's acquisition of the leasehold estate by foreclosure, whether by power of sale or otherwise or by deed in lieu of foreclosure, the Lease shall continue in full force and effect provided that, if Leasehold Mortgagee elects option (B) in the paragraph immediately above, upon Leasehold Mortgagee's acquisition of the leasehold by foreclosure, whether by power or sale or otherwise or by deed in lieu of foreclosure, Leasehold Mortgagee shall cure all prior non-monetary defaults of Tenant under the Lease that are capable of being cured by Leasehold Mortgagee.

          c. Notwithstanding any restrictions on Tenant's right to assign the Lease or its leasehold estate, and provided that any foreclosure sale purchaser shall assume all obligations of Tenant under the Lease, and provided further that all prior defaults of Tenant under the Lease that are capable of being cured shall be cured, the foreclosure of the Leasehold Mortgage or any sale thereunder, whether by power of sale or otherwise, shall not require any consent or approval of Landlord and shall not constitute a breach of any provision of the Lese or an event of default thereunder, and upon such foreclosure or sale, Landlord shall recognize such foreclosure sale purchaser as Tenant under the Lease. Notwithstanding, Leasehold Mortgagee shall not be deemed released from its assumption of the Lease unless such release is obtained in writing from Landlord, such consent to be based upon the financial condition, intended operations and other information deemed relevant by Landlord, with said consent to not be unreasonable withheld.

          d. In the event that the Lease is terminated for any reason prior to the end of the term (the "Lease Term") of the Lese, including without limitation, terminated by a trustee in bankruptcy acting on behalf of Tenant, Landlord shall enter into a new lease with Leasehold Mortgagee covering the Property, provided that Leasehold Mortgagee (i) requests such new lease by written notice to Landlord within sixty (60) days after termination, and (ii) cures all prior defaults of Tenant that are capable of being cured by Leasehold Mortgagee. The new lese shall be for the remainder of the Lease Term, effective at the date of such termination, at the rent and on the covenants, agreements, conditions, provisions, restrictions and limitations contained in the Lease.

     23. MERGER OF LEASE. There shall be no merger of the Lease or any interest in the Lease nor of the leasehold estate created thereby, with the fee estate in the Property, by reason of the fact that the Lease or such interest therein, or such leasehold estate may be directly or indirectly held by or for the account of any person who shall hold the fee estate in the Property, or any interest in such fee estate, nor shall there be such a merger by reason of the fact that all or any part of the leasehold estate created thereby may be conveyed or mortgaged in a leasehold mortgage to a mortgagee who shall hold the fee estate in the Property or any interest of the Landlord under the Lease.

     24. SECTION 11.02 ATTORNMENT. Section 11.02 is amended by deleting the last sentence relating to Tenant's waiver of any right to terminate the Lease; Tenant shall be entitled to terminate the Lease in accordance with the provisions of Paragraph 18 of this Addendum.

     25. SECTION 11.04 ESTOPPEL CERTIFICATES. This Section is amended to delete in subsection (a), item (v) the words "Tenant or" and add the word "reasonably" prior to the last word "require", in that sentence.

     26. SECTION 11.05 TENANT'S FINANCIAL CONDITION. This Section is amended to provide that Tenant's obligation to deliver financial statements to any lender designated by Landlord shall be performed by Tenant within ten (10) days following request by Landlord. The financial information to be provided shall be limited to public information only.

     27. SECTION 13.02 LANDLORD'S LIABILITY: CERTAIN DUTIES. Section 13.02(a) is amended to provide that upon a transfer of title to the Property by the Landlord, or its successors or assigns, notwithstanding the limitation on liability to the transferee, to the extent said transferee fails to cure any material defaults by Landlord, Tenant shall continue to have its termination rights as set forth in Paragraph 15 of this Addendum.

     Section 13.02(c) is amended to provide that the liability of Landlord for performance of its duties and obligations under the Lease is limited to the assets of Landlord, not just Landlord's interest in the Property and the Project. Notwithstanding the foregoing, the liability for performance of Landlord's duties and obligations under the Lease shall again be limited to Landlord's interest in the Property and any insurance proceeds available to the Landlord relating to said liability, upon a sale or transfer of the Property to an unrelated third party.

     28. SECTION 13.06 NOTICES. This Section is hereby amended in its entirety to read as follows: All notices and communications ("Notices") required or permitted under this Lease shall be made in writing, signed by the party making the same, shall specify the Section hereunder pursuant to which it is given or being made, and shall be deemed given or made (i) on the date delivered if delivered in person, (ii) on the date of the day after delivery to a reputable overnight courier for delivery to the party to receive such Notice, fees prepaid, (iii) upon transmission by facsimile if receipt is confirmed by telephone or (iv) forty-eight (48) hours after it is deposited for registered or certified mailing, return receipt requested and marked for delivery to addressee only, if mailed with postage and other fees prepaid, addressed to the party to whom such Notice is directed at the address specified in Section 1.02 as to Landlord or in Section 1.03 as to Tenant, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for Notice purposes. Either party may change its Notice address upon written Notice to the other party.

     Notices shall be forwarded to the following addresses:

     If to Landlord:     ALLRED PHOENIX PROPERTIES, L.L.C.
                         Attn: David F. Allred
                         1660 Hotel Circle North, Suite 200
                         San Diego, CA  92108
                         Telephone: (619) 299-6760
                         Fax: (619) 299-4928

     With a copy to:     WARNER ANGLE ROPER & HALLAM P.C.
                         Attn: Dean J. Formanek
                         3550 N. Central Ave., Suite 1500
                         Phoenix, AZ 85012
                         Telephone: (602) 264-7101
                         Fax: (602) 234-0419

     If to Tenant:       BOWMAR INSTRUMENT CORP.
                         5080 N. 40th St., Suite 475
                         Phoenix, AZ 85018
                         Telephone: (602) 957-0271

                         Fax: (602) 381-1314
     With a copy to:     Derek Sorenson
                         Bryan Cave LLP
                         2800 N. Central Ave., Suite 2100
                         Phoenix, AZ 85004-1098
                         Telephone: (602) 230-7000
                         Fax: (602) 266-5938



     29. SECTION 13.12 FORCE MAJEURE. This Section is hereby amended to read as follows: If Landlord cannot perform any of its obligations due to events beyond Landlord's reasonable control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's reasonable control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. No penalty, charge or damage shall be assessed against Landlord for delays caused by force majeure, notwithstanding any of the other provisions in the Lease and this Addendum.

     Landlord's ability to extend the time for performing its obligations due to force majeure events is contingent upon Landlord providing Tenant written notice of the occurrence of any such force majeure event within twenty (20) days after Landlord becomes aware of the occurrence of such event, such notice to contain an estimate of the duration of such event; in no event shall Landlord be entitled to extend its time for performance longer than six (6) months, without Tenant's consent. Landlord and Tenant agree to meet to attempt to minimize the impact and delay caused by force majeure events, by modifying the plans and specifications to allow for substitute equipment, machinery and other materials that may be more readily available, if the force majeure event relates to those areas of the Lease. Landlord shall not be required to incur additional costs and expenses based upon any such reasonable substitution unless Tenant advances the monies necessary to cover such increased costs and expenses.

     30. ARTICLE SIXTEEN: OPTIONS TO RENEW. Article Sixteen is amended to provide that the Base Rent initially payable during any extension of the Lease Term shall be an amount equal to 105% of the Base Rent in effect under the Lease immediately prior to the commencement of the extended Lease Term, effective as of the first month of the extended Lease Term. Such Base Rent shall subsequently continue to be increased every twenty-four (24) months thereafter by an amount equal to five percent (5%) of the immediately prior Base Rent amount.

     31. DIVISION OF PROJECT INTO SEPARATE PARCELS. Tenant acknowledges that Landlord has informed Tenant of Landlord's intent to replat the Project and divide the Project into two (2) separate properties, with one property comprised of Building A and the other property comprised of Building B, along with their respective common areas and parking areas. Tenant hereby agrees to reasonably cooperate with Landlord and sign such documents as reasonably requested to accomplish said split of the Project, at no costs or expense to Tenant, provided there is no adverse effect on Tenant's parking, access to the Property and the amount of Tenant's aggregate Property and operating expenses. Following such division of the Project, the pro rata share of Tenant shall be recalculated and adjusted based upon the total rentable square footage of Building A (consisting of 73,729 square feet). For example, in the event such split occurs, the pro rata share of Building A shall be calculated by dividing the rentable square footage of Building A (denominator) into the rentable square footage of Building A being leased by Tenant. Notwithstanding the foregoing, the division of the Project into two separate properties shall not decrease the number of parking spaces made available or to be provided to Tenant as required under this Lease and shall not materially or adversely interfere with Tenant's access as heretofore contemplated or allowed onto the Project by Tenant, its employees, suppliers, and invitees. Tenant acknowledges that the access and parking for the Project when so divided will be provided for pursuant to a recorded agreement for reciprocal and cross easements for access and parking. Upon such division and recalculation of pro rata share, the Common Area costs payable by Tenant under the Lease, such as property taxes and Common Area costs, shall subsequently be based on such costs relating to the building in which Tenant's Property is located and the common area within the split parcel surrounding said Building. Following the division of the Project, the term "Project" as used in the Lease shall be deemed to include the separate Building in which the Property is located and the surrounding area as divided by the replatting of the Project, and shall no longer include the other Building and surrounding area.

     32. MEZZANINE. To the extent Tenant constructs a mezzanine in the interior of the building in accordance with plans and specifications pre-approved by Landlord, the additional interior floor space added by said mezzanine shall not be deemed additional square footage that results in an increase in the Base Rent during the Lease Term or any extensions thereof. The mezzanine shall remain with the Property upon Lease termination.

     33. LANDLORD'S LIEN. Landlord agrees to waive all claims and right to any Landlord's lien available to it with respect to any personal property of Tenant now or hereafter located at the Property by statute or common law, as the case may be, for any and all non-payment(s) of rent now due or which may hereafter become due from Tenant under the Lease, including any right to levy and sale on distress of said personal property relative to any first lien loan on said personal property ("Loan"); the foregoing waiver shall continue so long as any of the Loan remains unpaid. Landlord and Tenant agree that the lender, upon the default of Tenant in payment or performance of the Loan, may, after actual notice to Landlord, enter any portion of the Property where the personal property may be found, and may remove the personal property for the purpose of enforcing its rights as a secured party therein; provided, however, that the lender must indemnify Landlord and hold Landlord harmless from any and all liability and damage that may result from such entry and/or removal. Notwithstanding the forgoing, such entry and/or removal will be permitted only prior to the earlier of the following: (a) the expiration of the Lease, or (b) thirty (30) business days following lender's receipt of written notice from Landlord that the Lease has been terminated.

     The following shall apply with respect to the foregoing waiver of Landlord's lien: (A) such waiver shall apply only to the Loan and the subject personal property and shall automatically terminate upon repayment of the Loan or termination or expiration of the Lease (subject to lender's right of entry as set forth above); (B) lender, its successors and assigns shall be a third party beneficiary of the provisions of this Section (but not of any other provisions of this Lease) and the provisions of this Section may not be amended or modified without the prior written consent of lender; (C) nothing herein shall obligate Lessor to execute any additional waivers of Landlord's lien except as expressly provided in items (C) and (D) below; (C) in the event the Lease is extended or renewed, the provisions of this Section shall apply to such extension or renewal for so long as the Loan is outstanding; (D) in the event Landlord and Tenant enter into a new lease pertaining to the Property or any portion thereof at a time when the Loan is outstanding, Lessor and Lessee shall include in such new Lease provisions substantially the same as the provisions of this Section; and
(E) prior to Landlord's subordination becoming effective, the lender shall agree and confirm as follows:

        (i) that, by virtue of the provisions of this Section, the lender does not obtain and hereby disclaims any and all right, title, interest, lien, claim or encumbrance in, to or on the Property, or any portion thereof, and in and to the Landlord's and Tenant's interests under the Lease and that the waiver of Landlord's lien set forth above pertains only to personal property of Tenant located at the Property and to Tenant's right, title and interest, if any, in fixtures located at the Property;

          (ii) upon payment of the Loan, lender shall, at the request of Landlord, execute and deliver to Landlord an acknowledgment that lender has no further rights under this Section; and

         (iii) from time to time upon request by Landlord, lender shall execute and deliver to Landlord a written statement (which may be relied upon by any proposed or actual lender of Landlord or proposed or actual purchaser of Landlord's interest under the Lease) confirming that: (a) the subordination relates solely to personal property and Tenant's right, title and interest, if any, in fixtures located at the Property; and (b) by virtue of the provisions of this Section, the lender does not obtain and disclaims any and all right, title, interest, lien, claim or encumbrance in, to or on the Property, or any portion thereof, and in and to the Landlord's and Tenant's interests under the Lease.

          (iv) within thirty (30) days following the expiration of the Lease or following lender's receipt of written notice from Landlord that the Lease has been terminated, the lender shall remove all personal property and fixtures to which this subordination relates, and repair all damage, if any, caused by said removal; this subordination shall automatically terminate as to all personal property and fixtures after said thirty (30) business days to the extent not removed, and thereafter, shall sign such releases and waivers of its lien rights as may be requested by Landlord pertaining to the personal property and fixtures not timely removed by lender.

LANDLORD:                               TENANT:

ALLRED PHOENIX PROPERTIES,              BOWMAR INSTRUMENT CORP., an
L.L.C., a Delaware limited              Indiana corporation
liability company

BY:  Douglas Allred Company, a          BY:   /s/ Joseph G. Warner Jr.
     California corporation                   ----------------------------
ITS: Managing Member                    ITS:  Vice President
                                              ----------------------------
                                        Date: February 6, 1997
                                              ----------------------------

     BY:
           ------------------------
           David Allred
     ITS:  Vice-President
     Date:
           ------------------------

                                   EXHIBIT "B"
                              WORK LETTER AGREEMENT


The undersigned Landlord and Tenant are executing concurrently with this Work Letter Agreement, a written Industrial Real Estate Lease (the "Lease") covering those certain premises more particularly described in Exhibit "A" to the Lease, (hereinafter referred to as "Premises"), the address of which is 3601 East University Drive, Phoenix, Arizona 85034.


1.       REPRESENTATIVES

         Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Notwithstanding the foregoing, with respect to Work Letter Agreement matters, only Roger Derse shall have the authority to execute documents and grant approvals on behalf of Tenant and only David Allred shall have the authority to execute documents and grant approvals on behalf of Landlord. Either party may change its Representative under this Work Letter at anytime with three (3) days prior written notice to the other party.

Tenant's Representative:  ______________________________________________________
                          Mr. Roger Derse/Mr. Michael Bozarth
                          (Engineering Design Concepts)

Landlord's Representative:______________________________________________________
                          Mr. David Allred/Mr. Scott Price
                          (Triton Builders Company)


         All notices, statements, demands or demands approvals or other communications (herein referred to as "Notices") to be given under or pursuant to this Work Letter Agreement, shall be in writing, addressed to the Landlord representatives and Tenant representatives as provided below, and shall be delivered in person, by courier, by certified mail, postage prepaid, or by facsimile transmission. If delivered in person or by courier, said notice shall be deemed received upon delivery. If mailed as aforesaid, such notice shall be deemed to have been received 48 hours after the date of mailing. If delivered by facsimile transmission, such notice shall be deemed to have been received upon receipt. The addresses of the parties to which notices are to be sent are as follows:

                  To Landlord:                       Douglas Allred Company
                                                     1660 Hotel Circle North
                                                     Suite 200
                                                     San Diego, CA 92108
                                                     Fax No.:  619-299-4928
                                                     Attn:  David Allred

                  with a copy to:                    Triton Builders Company
                                                     7345 East Acoma Drive
                                                     Suite 200
                                                     Scottsdale, AZ 85260
                                                     Fax No.:  602-998-2382
                                                     Attn:  Scott Price

                  To Tenant:                         Bowmar Instrument Corp.
                                                     4246 East Wood Street
                                                     Phoenix, AZ 85040
                                                     Fax No.:  602-437-9120
                                                     Attn:  Roger A. Derse

                  with a copy to:                    Engineering Design Concepts
                                                     3040 North 44th Street
                                                     Phoenix, AZ 85018
                                                     Fax No.:  954-2676
                                                     Attn:    Michael Bozarth


2.       TENANT'S PLANS AND SPECIFICATIONS

         a. Tenant acknowledges and agrees that it has furnished to Landlord, through Landlord's space planner ("Space Planner"), a space plan and specifications required for the performance of the work (hereinafter referred to as the "Tenant Improvements"). Such plans include but are not limited to partition layout, reflected ceiling plans and electrical outlets, switches and telephone outlets and locations. Landlord shall have the mechanical, electrical, sprinkler and plumbing subcontractors provide to the Space Planner the working drawings and calculations required to secure a permit.

         b. The Space Planner shall be responsible for providing to Landlord a complete set of documents, which are permit ready and have completed plan check by the government agency having jurisdiction for construction in the quantity required for bidding by Triton Builders Company ("Contractor"). The Space Planner shall be responsible for coordination of the architectural, mechanical, electrical and plumbing drawings. Landlord and Contractor shall cooperate to the best of their ability to provide all information required for such coordination.

         c. Landlord will pay the Space Planner's fees in accordance with
Section 8 hereof, but only work performed after December 15, 1996 shall be charged against the Tenant allowance; however, all interior decorating services, such as selection of wall paint colors and/or wall coverings, fixtures, carpeting, and any or all other decorator services and extraordinary work required by Tenant of the Space Planner shall be paid by the Tenant.


3.       LANDLORD'S APPROVAL (APPLIES TO CHANGES ONLY)

         Landlord may withhold its approval of any Change Orders which require work which:

         a. adversely affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building;

         b. is not approved by the holder of any mortgage or deed of trust encumbering the Building at the time the work is proposed;

         c. would not be approved by a prudent owner of property similar to the Building;

         d. violates any agreement which affects the Building or binds Landlord;

         e. Landlord reasonably believes will increase the projected cost of operation or maintenance of any of the systems of the Building;

         f. Landlord reasonably believes will reduce the rental value of the Premises or the sale value of the Building at the end of the Term;

         g. does not conform to applicable building codes or is not approved by any governmental authority with jurisdiction over the Premises; or

         h. is not consistent with or is inferior to the Building Standard Tenant Improvements.


4.       SCHEDULE OF TENANT IMPROVEMENT ACTIVITIES

         a. Tenant has furnished to Landlord and Landlord has approved Tenant's space plan dated January 29, 1997 and identified as Architect Job No. 96066 Plan #4 prepared by Dickenson Architectural the "Tenant Space Plan"). Tenant acknowledges that the parking spaces impacted because of Tenant's exterior construction as depicted on Tenant Space Plan shall reduce the reserved parking spaces allocated to Tenant under the Lease. Any changes proposed by Tenant to the Tenant Space Plan shall be subject to approval by Landlord in accordance with Paragraph 3 of this Work Letter Agreement.

         b. After approval of the Tenant Space Plan, Landlord will promptly prepare a preliminary estimate of the cost of Tenant's Improvements (the "Tenant's Estimated Construction Cost") as set forth in the Tenant Space Plan. Such estimate shall be provided in detail consistent with AIA approved unit pricing. Tenant shall have five (5) business days after receipt of the Tenant's Estimated Construction Cost either to:

                  (i) agree in writing to pay the amount by which the Tenant's Estimated Construction Cost exceeds the Tenant Allowance as though that amount were Tenant Extra Work, subject to Paragraph 5, or

                  (ii) propose a revision to the Tenant Space Plan in order to assure that the Tenant's Estimated Construction Cost is either (A) no more than the Tenant Allowance or (B) in excess of the Tenant Allowance by an amount which Tenant agrees to pay pursuant to clause (i) immediately above. Each day in excess of five (5) business days following Tenant's receipt of the Tenant's Estimated Construction Cost until the fulfillment of Tenant's obligations in either clause (i) or clause (ii) immediately above will be a day of Tenant's delay. Upon Tenant's fulfillment of its obligation in either clause (i) or clause (ii) immediately above, the Tenant's Estimated Construction Cost, as same may have been modified, will be deemed approved.

         c. After approval of the Tenant's Estimated Construction Cost, Space Planner will prepare and deliver to Tenant and Contractor working drawings for the Premises ("Tenant Working Drawings"). Landlord's Contractor shall prepare from the documents a scope of work and a cost proposal (collectively, the "Tenant Cost Proposal") for construction of Tenant's Improvements in accordance with the Tenant Working Drawings, and a Construction Schedule which will be consistent with the time frames delineated in Schedule 1 attached hereto. Upon receipt of the Tenant Cost Proposal, Tenant shall respond to Landlord within five (5) business days with respect to the scope of work and the cost of construction setting forth in written detail any requested changes. If Tenant timely disapproves the amount of the cost of construction in excess of the Tenant Allowance or if Tenant disapproves the scope of work, Tenant shall be entitled to modify the Tenant Working Drawings and the Tenant Cost Proposal accordingly; provided that any delay in completion of construction caused by Tenant changes implemented by Contractor shall be deemed Tenant's delay. Each day in excess of five (5) business days following Tenant's receipt of the Tenant's Cost Proposal until the fulfillment of Tenant's obligations as described in this subparagraph c. will be a day of Tenant's delay.

         d. All work will be performed by one or more contractors selected and engaged by Landlord. Following approval of the Tenant Working Drawings and the Tenant Cost Proposal, Landlord's Contractor will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits and subject to performance of Tenant's obligations under Paragraph 5, the Contractor will begin construction. The Contractor may substitute materials of comparable or better quality if the materials specified in Tenant's Working Drawings are unavailable or not available within the time required for timely completion.

5.       PAYMENT FOR TENANT EXTRA WORK

         In order to assure payment of the Tenant's share of the Tenant's Cost Proposal, Tenant shall obtain an irrevocable stand-by letter of credit,, with Bank One Arizona, NA or another financial institution, in form and substance reasonably acceptable to Landlord for the full amount of the approved Tenant Cost Proposal over the amount of the Tenant Allowance. Tenant shall obtain the Letter of Credit prior to execution by Landlord and Contractor of the construction contract.

         Once construction has commenced under the construction contract, payment shall be made to the Contractor in accordance with the construction contract pursuant to no more than five (5) draw requests approved by Landlord and Tenant. Each draw request must fully comply with the requirements of the construction contract. Landlord shall submit copies of each draw request to Tenant. Tenant shall have ten (10) days after receipt within which to review the draw request and approve or disapprove same. If Tenant approves the draw request, Tenant shall pay to Landlord, for payment to the Contractor, Tenant's pro rata share of the total amount of the approved draw request. Tenant may make such payment by check made jointly payable to Landlord and Contractor. If Tenant disapproves the draw request, Tenant shall provide to Landlord a written notice specifying in detail the reasons for disapproval. Landlord shall then cooperate with Tenant to resolve with Contractor the basis for Tenant's disapproval. Failure of Tenant to disapprove any draw request within the 10-day period shall constitute Tenant's approval. Each day of delay in completion of construction caused by Tenant wrongfully withholding payment of its pro rata share of a particular draw request shall be deemed a day of Tenant's delay.

         At any time that Tenant fails to pay its pro rata share of any approved or deemed approved draw request within any applicable 10-day period, Landlord shall be entitled to draw against the Letter of Credit the pro rata share of any draw request owed by Tenant by presenting to the issuer of the Letter of Credit a draft stating that Tenant has failed to timely pay its pro rata share of a draw request previously approved by Tenant. Landlord shall have no right to draw upon the Letter of Credit for payment of any draw request which Tenant has timely disapproved. In the event Tenant disapproves a draw request which otherwise would have been approved by Landlord and such disapproval is determined to have been unjustified, then Tenant shall be responsible to Landlord for any costs, expenses or penalties assessed against Landlord under the construction contract as a consequence of such unjustified disapproval. Upon payment by Tenant of the full amount of its pro rata share of the total construction costs. Landlord shall provide the issuer of the Letter of Credit written notice terminating the Letter of Credit.

6.       CHANGE ORDERS

         Tenant may authorize changes in the work during construction only by written instructions to Landlord's Representative. All such changes will be subject to Landlord prior written approval in accordance with Paragraph 3. Landlord may disapprove any change which would materially delay the scheduled completion of work. Prior to commencing any change, the Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order (the "Change Order") setting forth the total cost of such change, which will include associated architectural, engineering and construction contractor's fees. If Tenant fails to approve such Change Order within five (5) days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, the Contractor will proceed to perform the change and Tenant shall pay for same in accordance with Paragraph 5.

7.       DELAY

         It is agreed that Tenant's obligation for the payment of rental under the Lease shall not commence until Landlord has substantially completed the work to be performed by Landlord hereunder and delivered the Premises to Tenant; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of delays caused by Tenant, then the obligation of Tenant for the payment of rental under the Lease shall be deemed to have commenced as of the "Commencement Date" (as defined in Section 2.01 of the Lease and the Addendum to the Lease) not withstanding that Landlord may not have caused completion of the work or delivered possession of the Premises as of such date. Tenant shall have no right to possession of the Premises until the work is completed by Landlord. Tenant's remedies for Landlord's failure to timely complete the work and deliver the Premises are as set forth in the Addendum to the Lease.


8.       CONSTRUCTION OF THE PREMISES

         a. Landlord's Contractor will construct the tenant improvements within the Premises under contract with the Landlord. Landlord shall not enter into the construction contract until such time as Tenant has had opportunity to review the proposed construction contract and provide its comments to Landlord. Tenant shall have five (5) business days to review the construction contract and to provide Landlord with a detailed written disapproval. If no detailed response is given within said five (5) business days, the construction contract shall be deemed approved by Tenant. The fees payable for construction of the Tenant Improvements shall be as follows:

                  (i) to Contractor, 9.5% of the Tenant Cost Proposal covering general conditions and profit;

                  (ii) to Contractor, a project management fee of $30,000.00 to be paid by Landlord under paragraph 10 but not subject to the 9.5% fee described in (i) above;

                  (iii)Dickenson Architectural fees in the amount of $34,700, which amount shall not be subject to the 9.5% fee described in (i) above; and

                  (iv) Clark Engineering fees in the amount of $49,680, which amount shall not be subject to the 9.5% fee described in (i) above.

         b. All subcontractors awarded shall be the result of competitively bid unit price or drawing based contracts which Tenant shall have the right to review. Tenant may, at its discretion, obtain bids and complete the work at its direction for nonstandard items limited to millwork, wall covering and carpet. Tenant shall notify Landlord prior to the bidding of such items of its desire to assume responsibility for those items. Any delay relating to work performed by Tenant shall be deemed Tenant's delay.

         c. The construction contract shall require the Contractor to insure the tenant improvements against casualty or other loss and to provide customary liability insurance during the construction period naming Landlord and Tenant as loss payees and additional insureds.

9.       TENANT'S PUNCH LIST

         a. When the Landlord's Contractor believes the Tenant Improvements are substantially completed, and prior to Landlord's delivery of the Premises to Tenant, Landlord shall give Tenant three (3) business days prior notification for Tenant to inspect the Tenant Improvements. Tenant's Representative shall completely examine the Premises and complete with Landlord's Representative a list of all items to be completed by Contractor to finish the work. Such list shall be formalized by Landlord and signed by both Landlord and Tenant. The Tenant Improvements shall be deemed "substantially completed" when the Premises, as improved, can be legally occupied by Tenant without material interference with Tenant's business, with only minor "punch list" items remaining to be completed. Landlord's good faith and reasonable determination of substantial completion shall be conclusive. The Tenant Improvements shall not be deemed "substantially completed" if the outstanding punch list items, in the aggregate, total more than 1.0% of the Tenant Improvement contract price.

         b. Landlord shall diligently proceed to have all items noted on the list completed as soon as possible. Any work damaged during Tenant's move in or occupancy shall be repaired or replaced at Tenant's sole cost and expense.

10.      TENANT IMPROVEMENTS AT LANDLORD'S COST AND EXPENSE

         Landlord agrees to provide Tenant an allowance of $862,580.00 to complete the Tenant Improvements in the Premises ("Tenant Allowance"). The Tenant allowance shall include any and all city permits, space planning (in the amount limited by Section 2c), engineering, architectural and construction costs, (but excluding the fee of Landlord's contractor for project management, which Landlord shall pay directly to Contractor in an amount not to exceed $30,000, Tenant to have no obligation with respect to such fee). The Tenant Allowance shall be used only to plan and construct improvements which are real property fixtures that will remain with the Premises, and may not be used to purchase or construct trade fixtures, furniture, or other personal property. All costs in excess of such amount shall be the sole responsibility of the Tenant including but not limited to any and all change orders requested by Tenant.

11.      SHELL CONSTRUCTION

         Landlord shall provide as part of the initial construction of the Building the following items: (i) outside walls, columns and unfinished concrete floors, broom clean; (ii) building standard power supplied to the Building core, per building specifications. Tenant shall be entitled to a proportionate share of building standard power initially supplied to the Building core based upon the pro rata portion of the Building demised to Tenant under the Lease.


12.      RESPONSIBILITY FOR DESIGN

         Tenant will be responsible for the design, function and maintenance of all improvements, whether or not approved by Landlord or installed by Landlord's Contractor at Tenant's request. Landlord's preparation of the Tenant Working Drawings and performance of Landlord's duties hereunder do not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of the Tenant Improvements in the Premises.


13.      MISCELLANEOUS

         In the event of any conflict between the terms of this Work Letter Agreement and the remainder of the Lease, as modified by the Addendum thereto, the terms of the Lease, as modified, will control.


TENANT INITIALS __________                          LANDLORD INITIALS __________